 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2018

Rocket Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36829	04-3475813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue Suite 7530
New York, New York 10118
(Address of Principal Executive Offices)

(646) 440-9100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Director Resignation

At the 2018 Annual Meeting of Stockholders of Rocket Pharmaceuticals, Inc. (the “Company”) held on June 25, 2018 (the “Annual Meeting”), the Company’s stockholders approved an amendment to its Seventh Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to declassify the Board of Directors (the “Board”), as further described in Item 5.03 below. In order to immediately declassify the Board at the Annual Meeting following approval of the Declassification Amendment (as defined below), each of the Company’s directors whose term did not expire at the Annual Meeting tendered his resignation from his Class III term, as applicable, contingent and effective upon stockholder approval of the Declassification Amendment. As described in Item 5.07, each such director was thereafter elected to the Board to serve for a one year term until the 2019 annual meeting of stockholders. The information set forth in Item 5.07 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 5.02.

(e)	Rocket Pharmaceuticals, Inc. Second Amended and Restated 2014 Stock Option and Incentive Plan

At the Annual Meeting, the stockholders of the Company approved the Second Amended and Restated 2014 Stock Option and Incentive Plan  (the “2014 Plan”).

A summary of the material terms of the 2014 Plan is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2018 (the “Proxy Statement”) and is incorporated herein by reference. That summary is qualified in its entirety by reference to the full text of the 2014 Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting, the stockholders of the Company approved proposals to amend the Company’s Seventh Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to eliminate the classified Board and to provide instead for the annual election of directors (the “Declassification Amendment”) and to eliminate the supermajority voting requirement with respect to removal of directors and replace it with a majority voting standard (the “Director Removal Amendment”), effective at the Annual Meeting. The Board previously approved the Declassification Amendment and the Director Removal Amendment and recommended that they be submitted to the Company’s stockholders for approval. The foregoing description of the amendment to the Certificate of Incorporation of the Company is qualified in its entirety by reference to the full text of the such amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

There were 39,472,907 shares of common stock entitled to vote at the Annual Meeting, and 38,503,328 shares were represented in person or by proxy at the Annual Meeting (approximately 97.54% of shares entitled to vote). Each of the proposals was approved, and each of the director nominees was elected, by the vote of the stockholders at the Annual Meeting as follows:

Proposal 1:  The Declassification Amendment was approved. Votes were as follows:

For	Against	Abstain	Broker Non-Votes
35,213,020	11,820	489	3,277,999

Proposal 2:  The Director Removal Amendment was approved. Votes were as follows:

For	Against	Abstain	Broker Non-Votes
35,217,022	7,844	463	3,277,999

2

Proposal 3: The seven directors listed below were elected to the Board to hold office until the annual meeting of stockholders in 2019, or until their respective successors have been duly elected and qualified.

This Proposal 3 was contingent upon the approval of Proposal 1 to declassify the Board. Since Proposal 1 to declassify the Board was approved, the seven nominees who received the highest number of  “For” votes (all of the below individuals) were elected to the Board to hold office until the annual meeting of stockholders in 2019, or until their respective successors have been duly elected and qualified. Since Proposal 1 was approved, Proposal 4 set forth in the Company’s Proxy Statement to elect two Class I directors to serve until the annual meeting of stockholders in 2021 was deemed null and void.

Votes were as follows:

	For	Withheld	Broker Non-Votes
Carsten Boess	34,797,875	427,454	3,277,999
Pedro Granadillo	35,161,269	64,060	3,277,999
Gotham Makker, M.D.	35,179,745	45,584	3,277,999
Gaurav Shah, M.D.	35,213,402	11,927	3,277,999
David P. Southwell	35,169,791	55,538	3,277,999
Roderick Wong, M.D.	35,149,374	75,955	3,277,999
Naveen Yalamanchi, M.D.	33,072,672	2,152,657	3,277,999

Proposal 5: Ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

For	Against	Abstain
38,421,347	80,398	1,583

Proposal 6:  Approval of the 2014 Plan.
For	Against	Abstain	Broker Non-Votes
30,877,179	4,346,976	1,174	3,277,999

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No.	Exhibit Title

3.1	Certificate of Amendment to the Seventh Amended and Restated Certificate of Incorporation of the Registrant, effective as of June 25, 2018.
10.1	Rocket Pharmaceuticals, Inc. Second Amended and Restated 2014 Stock Option and Incentive Plan

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rocket Pharmaceuticals, Inc.

Date: June 25, 2018	By:	/s/ Gaurav Shah
	Name:	Gaurav Shah
	Title:	President and Chief Executive Officer

4